Exhibit 99.1

Zion Oil & Gas Extends Unit Offering

Dallas, Texas and Caesarea, Israel – May 30, 2014 – Zion Oil & Gas, Inc. (NASDAQ GM: ZN) announced today that it has extended the expiration date for the Unit program under its Dividend Reinvestment and Common Stock Purchase Plan (“DSPP” or the “Plan”) to Wednesday, December 31, 2014.  Units may be purchased under the DSPP at any time prior to 5:00 p.m. Eastern Daylight time on December 31, 2014.

Thus, the Unit Option Termination Date will be December 31, 2014, instead of June 30, 2014.  The Warrant Exercisable Date will be on the 31st day after the Unit Option Termination Date, or January 31, 2015.  The warrants under the Unit program are exercisable at any time after January 31, 2015 and prior to 5:00 p.m. Eastern Daylight time on January 31, 2020.

Zion’s common stock trades on the NASDAQ Global Market under the symbol “ZN” and Zion’s warrants are expected to trade under the reserved symbol “ZNWOW”.

This announcement is neither an offer nor a solicitation of an offer.  The securities are offered by prospectus only, and only within the States and other jurisdictions in which the securities may be sold, and this announcement is neither an offer to sell nor a solicitation of any offer to buy in any State or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities of any such state or jurisdiction. The DSPP was filed by Prospectus Supplement (File No. 333-193336).

Zion Oil & Gas, a Delaware corporation, explores for oil and gas onshore in Israel. We hold the Megiddo-Jezreel Petroleum Exploration License No. 401 (covering approximately 98,000 acres), which adjoins our Jordan Valley License No. 393 (covering approximately 56,000 acres).  Over the last several months, we have had Geomage (Israel-based seismic company) and Eskaton Seismic (U.S. based seismic company) reprocess a total of approximately 168 kilometers of existing seismic data over both license areas. Eskaton’s reprocessing efforts in particular have enhanced our geologic understanding of the structures such that we identified several exploration leads that we hope to soon develop into drillable prospects. This summer, we plan to acquire an additional 34 kilometers of new 2D Vibroseis seismic data to further refine our potential drilling location(s).

Zion is planning to hold its 2014 Annual Shareholders’ Meeting on Monday, June 9, 2014 at the Dan Caesarea Hotel in Caesarea, Israel at 2:00 p.m. local time, which is near the Zion offices in Caesarea, Israel.

FORWARD LOOKING STATEMENTS: Statements in this communication that are not historical fact, including statements regarding Zion’s planned operations and plans contingent thereon are forward-looking statements as defined in the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements are based on assumptions that are subject to significant known and unknown risks, uncertainties and other unpredictable factors, many of which are described in Zion’s periodic reports filed with the SEC and are beyond Zion’s control. These risks could cause Zion’s actual performance to differ materially from the results predicted by these forward-looking statements. Zion can give no assurance that the expectations reflected in these statements will prove to be correct and assumes no responsibility to update these statements.

NOTICE

Zion Oil & Gas, Inc. filed a Prospectus Supplement on March 27, 2014 to its Prospectus dated March 13, 2014 with the SEC for the Dividend Reinvestment and Common Stock Purchase Plan to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about Zion Oil & Gas and its offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Zion Oil & Gas will send you the prospectus if you request it by calling toll free 1-888-TX1-ZION (1-888-891-9466).

Zion’s homepage may be found at: www.zionoil.com

Contact:
Zion Oil & Gas, Inc.
Brittany Martin, 214-221-4610
dallas@zionoil.com